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                             QUALITY FOOD CENTERS, INC.
                                    EXHIBIT 11.0
                         COMPUTATION OF PER SHARE EARNINGS




Calculations of per share earnings reported in this report on Form 10-Q are based on the following:



                                                 Twelve Weeks Ended
                                         March 22, 1997    March 23, 1996
                                         --------------    --------------

Weighted average
  shares outstanding                        15,295,000        14,436,000

Dilutive effect of
  stock options                                722,000           118,000
                                            ----------        ----------

Weighted average
  number of shares                          16,017,000        14,554,000
                                            ----------        ----------
                                            ----------        ----------

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